SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                         SCHEDULE 14A
                        (RULE 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT
                   SCHEDULE 14a INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934


     Filed by the registrant   /X/

     Filed by a party other than the registrant   / /

     Check the appropriate box:
     / /  Preliminary proxy statement
     / /  Definitive proxy statement
     /X/  Definitive additional materials
     / /  Soliciting material pursuant to Rule 14a-11(c) or Rule
          14a-12


                          OHIO EDISON
       (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          OHIO EDISON
          (NAME OF PERSON(S) FILING PROXY STATEMENT)

     Payment of filing fee (Check the appropriate box):
     / /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
          or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / /  Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:______________________________
          (2) Aggregate number of securities to which transaction applies:______________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____________________________________________
          (4) Proposed maximum aggregate value of transaction:__

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount previously paid:___________________________
          (2) Form, schedule or registration statement no.:_____
          (3) Filing party:_____________________________________
          (4) Date filed:_______________________________________





(The following item will appear in the March 27, 1995 edition of The Exchange, an employee publication of Ohio Edison.)




Savings Plan Participants Urged To Vote

          Employees who participate in the Company's Savings Plan have the right to vote on important business items that will be presented at the Annual Meeting of Shareholders on April 27.

          Exercising that voting right will be especially important this year because of a controversial shareholder proposal that the Company's Board of Directors does not support.

          The proposal, Item No. 3 in the proxy statement, deals with the appointment of proxies. Under this proposal, proxies -- the persons designated to vote on behalf of shareholders who do not attend the annual meeting -- would be prohibited from voting unless they receive explicit voting instructions from a shareholder. The Board believes that the proposal is contrary to the interests of the Company and its shareholders and employees.

          Many shareholders routinely return their proxy without marking the card with instructions to vote "for" or "against" proposals being considered. In these instances, shares are voted in accordance with the recommendation of the Board, which is clearly stated in the proxy statement and on the proxy card. Consider a situation in which we would face a hostile takeover by another company. Shareholders who elected to support the Board and oppose the takeover by simply returning the signed proxy without marking it could not be counted as opposing the takeover. This would clearly not be in our best interest.

          As a result, the Board recommends that Savings Plan participants vote against Item No. 3 on the voting form. The Board also recommends that they vote for Item No. 1, the election of directors, and vote for Item No. 2, the ratification of the appointment of auditors.

          The Company is also in the process of contacting shareholders concerning a letter campaign being conducted by the same shareholder. In his letter, he is trying to persuade shareholders to substitute his name and an associate's for the proxies listed on the proxy card. He also wants shareholders to return the proxies to him instead of the Company. In doing so, this shareholder may be attempting to gain a seat on our Board of Directors.

          Our Board previously reviewed his qualifications and determined that he would not enhance the Board's expertise to deal with the complex issues facing the Company. Obviously, the Company does not support his proxy solicitation. And, from the calls we've received from shareholders, it's apparent that they are finding his request confusing.




          Every vote will be important as we all work to protect the Company's best interests and those of shareholders and employees. The Company is asking all Savings Plan participants to complete, sign and return their voting forms as soon as possible.

          When filling out the form, employees should vote both the shares allocated to their savings account, as well as their portion of unallocated shares. Anyone who has questions concerning this voting process should contact Investor Services at 1-800-736-3402 or extension 5712.